UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 9, 2013

The Advisory Board Company

(Exact name of registrant as specified in its charter)

Delaware	000-33283	52-1468699
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2445 M Street, NW, Washington, District of Columbia	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-266-5600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 9, 2013, The Advisory Board Company (the “Company”) issued a news release announcing its financial results for the quarter and fiscal year ended March 31, 2013. A copy of the Company’s news release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On May 9, 2013, the Company also announced that its Board of Directors authorized an increase in its share repurchase program of up to an additional $100 million of the Company’s outstanding common stock, bringing the total amount authorized to be spent under the program to $450 million since its inception. To date, the Company has repurchased approximately 15.6 million shares of its common stock at a total cost of $341.0 million. Repurchases will continue to be made from time to time in the open market or in private transactions. The repurchase program does not obligate the Company to repurchase any specific number of shares and may be modified or discontinued at any time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following document is herewith furnished as an exhibit to this report.

99.1 News release of The Advisory Board Company dated May 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Advisory Board Company

May 9, 2013	By:	/s/ Michael T. Kirshbaum
		Name:	Michael T. Kirshbaum
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

99.1	News release of The Advisory Board Company dated May 9, 2013.